UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2012

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Items.

Greektown Superholdings, Inc. (the “Company”) issued a press release dated December 19, 2012, which is incorporated by reference herein, announcing the pricing of $455.0 million of credit facilities, intended to replace its outstanding 13.0% senior secured notes due July 1, 2015 and its revolving credit facility in their entirety.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The closing of the refinancing transaction is subject to approval by the Michigan Gaming Control Board, the execution of definitive documentation, and the satisfaction of customary closing conditions, including the absence of a material adverse change on the Company and its restricted subsidiaries taken as a whole.

Copies of the respective indicative term sheets that summarize the terms of the definitive documentation which would govern the credit facilities are furnished as Exhibits 99.2 and 99.3 to this report and are incorporated by reference herein.  Such definitive documentation has been negotiated but not yet executed.

Item 9.01     Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 19, 2012.

99.2	Summary of Indicative Terms and Conditions Greektown Superholdings, Inc. $355,000,000 Senior First Lien Credit Facilities

99.3	Summary of Indicative Terms and Conditions Greektown Superholdings, Inc. $100,000,000 Senior Second Lien Credit Facilities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2012

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Michael Puggi
Name:	Michael Puggi
Title:	President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 19, 2012.

99.2	Summary of Indicative Terms and Conditions Greektown Superholdings, Inc. $355,000,000 Senior First Lien Credit Facilities

99.3	Summary of Indicative Terms and Conditions Greektown Superholdings, Inc. $100,000,000 Senior Second Lien Credit Facilities